Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 15, 2015, relating to the consolidated financial statements of VG Life Sciences Inc. for the years ended December 31, 2014 and 2013 included in the Form 10-K (file No. 000-26875), Annual Report.

/s/ KWCO, PC

KWCO, PC

Odessa, Texas

April 15, 2015